*	CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Amendment No. 2
to the Cooperation Agreement of [*] (the “Agreement”)

between

IXI Mobile (R&D) Ltd.
17 Hatidhar st.
Ra’anana 43665
Israel

(herafter mentioned „IXI“)

and

[*]

(hereafter mentioned “[*]”)

1.	The CT-12 device delivered to [*] under the Agreement includes a RAM memory of [*] instead of [*] as set forth in the Agreement.

2.	At the request of [*] and further to negotiations between the parties, IXI will develop a new feature which will allow:

a)	[*]

b)	[*]

c)	[*]

d)	[*]

3.	As consideration for the development of the new feature, [*] will pay IXI an amount equal to Euro [*], based on the hourly rate of Euro [*] and IXI’s estimation of the development time of [*];

4.
IXI will use its best reasonable commercial efforts such that the new feature will be ready for implementation by the end of [*]. if IXI does not finalize the feature by the said date, IXI shall pay a penalty to [*] in an amount Euro [*] against invoice.

Except as expressly stated otherwise herein, the Cooperation Agreement dated [*] shall remain in full force and effect.

Amendment No. 2 to the Cooperation Agreement between IXI Mobile (R&D) Ltd.
and [*]

As agreed by:

[*]	[*]

[*]	IXI Mobile (R&D) Ltd.

By: [*]	By:	/s/

Name: [*]	Name:

Title:	Title:

Amendment No. 2 to the Cooperation Agreement between IXI Mobile (R&D) Ltd.
and [*]